Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 14, 2006, in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Avigen, Inc. for the registration of 3,954,760 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
June 27, 2006